Exhibit 99.2
Supplemental non-GAAP information
GAAP to non-GAAP Earnings Per Share Reconciliation

	13 weeks ended				13 weeks ended
	June 25, 2022				June 26, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$340.4	$—		$340.4	$416.6	$—		$416.6
Cost of products sold	119.7	(1.5)	a)	118.2	130.7	(2.6)	a)	128.1
Gross profit	220.7	1.5		222.2	285.9	2.6		288.5
Gross margin percentage	64.8%			65.3%	68.7%			69.3%

Selling, general and administrative expense	186.9	(2.6)	a), b)	184.3	208.8	(1.6)	a), b)	207.2
Selling, general and administrative expense as percentage of net sales	54.9%			54.1%	50.1%			49.7%
Re-engineering charges	7.0	(7.0)	c)	—	4.7	(4.7)	c)	—
(Gain) loss on disposal of assets	2.0	(2.0)	c)	—	0.4	(0.4)	c)	—
Impairment expense	—	—		—	—	—		—
Operating income (loss)	24.8	13.1		37.9	72.0	9.3		81.3
Operating income as percentage of net sales	7.3%			11.1%	17.3%			19.5%

(Gain) loss on debt extinguishment	—	—		—	6.0	(6.0)	c)	—
Interest expense	6.0	—		6.0	9.7	—		9.7
Interest income	(1.2)	—		(1.2)	(0.3)	—		(0.3)
Other (income) expense, net	0.7	(3.7)		(3.0)	0.9	(0.3)		0.6
Income (loss) from continuing operations before income taxes	19.3	16.8		36.1	55.7	15.6		71.3

Provision (benefit) for income taxes	14.8	1.7	d)	16.5	23.8	—		23.8
Income (loss) from continuing operations	$4.5	$15.1		$19.6	$31.9	$15.6		$47.5
Net income as percentage of net sales	1.3%			5.8%	7.7%			11.4%

Basic earnings (loss) from continuing operations - per share	$0.10	$0.33		$0.43	$0.64	$0.31		$0.95
Diluted earnings (loss) from continuing operations - per share	$0.09	$0.32		$0.41	$0.60	$0.30		$0.90

Basic weighted-average shares	45.5				49.8
Diluted weighted-average shares	48.3				53.1
a)This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b)This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing, and litigation fees.
c)The adjustment amount equals the GAAP amounts for continuing operations
d)The adjustment represents the net tax impact of adjusted amounts.

Exhibit 99.2

	26 weeks ended				26 weeks ended
	June 25, 2022				June 26, 2021
(In millions, except per share amounts)	GAAP Amounts	Adjustments		Non-GAAP Amounts	GAAP Amounts	Adjustments		Non-GAAP Amounts
Net sales	$688.5	$—		$688.5	$830.5	$—		$830.5
Cost of products sold	245.8	(2.5)	a)	243.3	251.0	(2.7)	a)	248.3
Gross profit	442.7	2.5		445.2	579.5	2.7		582.2
Gross margin percentage	64.3%			64.7%	69.8%			70.1%

Selling, general and administrative expense	390.3	(3.5)	a), b)	386.8	430.0	(2.1)	a), b)	427.9
Selling, general and administrative expense as percentage of net sales	56.7%			56.2%	51.8%			51.5%
Re-engineering charges	8.5	(8.5)	c)	—	7.8	(7.8)	c)	—
(Gain) loss on disposal of assets	1.6	(1.6)	c)	—	(7.3)	7.3	c)	—
Impairment expense	—	—		—	—	—		—
Operating income (loss)	42.3	16.1		58.4	149.0	5.3		154.3
Operating income as percentage of net sales	6.1%			8.5%	17.9%			18.6%

(Gain) Loss on debt extinguishment	—	—		—	8.1	(8.1)	c)	—
Interest expense	10.6	—		10.6	21.5	—		21.5
Interest income	(1.9)	—		(1.9)	(0.6)	—		(0.6)
Other (income) expense, net	5.0	(4.8)		0.2	(0.4)	(0.7)		(1.1)
Income (loss) from continuing operations before income taxes	28.6	20.9		49.5	120.4	14.1		134.5

Provision (benefit) for income taxes	21.6	2.0	d)	23.6	44.5	—		44.5
Income from continuing operations	$7.0	$18.9		$25.9	$75.9	$14.1		$90.0
Net income from continuing operations as percentage of net sales	1.0%			3.8%	9.1%			10.8%

Basic earnings (loss) from continuing operations - per share	$0.15	$0.40		$0.55	$1.53	$0.28		$1.81
Diluted earnings (loss) from continuing operations - per share	$0.14	$0.38		$0.52	$1.43	$0.27		$1.70

Basic weighted-average shares	46.7				49.8
Diluted weighted-average shares	49.8				53.1

a)This adjustments is related to the foreign currency impact and inventory write-offs for Argentina and Venezuela.
b)This adjustment is related to the pension settlement costs, amortization, consultant fees, software licensing and litigation fees.
c)The adjustment amount equals the GAAP amounts.
d)The adjustment represents the net tax impact of adjusted amounts.